                                                                    Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          ROCKY MOUNTAIN INTERNET, INC.

                                  D/B/A RMI.NET

                                       AND

                              IDEALDIAL CORPORATION

                                       AND

                                  MICHAEL PAYNE

                                  JUNE 11, 1999

                                TABLE OF CONTENTS

1.       Definitions
2.       Basic Transaction
         (a)      The Merger
         (b)      The Closing
         (c)      Actions at the Closing
         (d)      Effect of Merger
         (e)      Procedure for Payment
         (f)      Closing of Transfer Records
3.       Representations and Warranties of the Company and the  Shareholder
         (a)      Organization, Qualification, and Corporate Power
         (b)      Capitalization
         (c)      Subsidiaries
         (d)      Authorization of Transaction
         (e)      Noncontravention
         (f)      Financial Statements
         (g)      Events Subsequent to Most Recent Fiscal Year End
         (h)      Undisclosed Liabilities
         (i)      Legal Compliance
         (j)      Finder Fees
         (k)      Continuity of Interest
         (l)      Title to Assets
         (m)      Real Property
         (n)      Intellectual Property
         (o)      Tangible Assets
         (p)      Inventory
         (q)      Contracts
         (r)      Notes and Accounts Receivable
         (s)      Powers of Attorney
         (t)      Insurance
         (u)      Litigation
         (v)      Warranties
         (w)      Employees
         (x)      Employee Benefits
         (y)      Tax Matters
         (z)      Guaranties
         (aa)     Environment, Health, and Safety Matters
         (bb)     State PUC Authorizations and FCC Authorizations
         (cc)     Certain Business Relationships with the Company
         (dd)     Investment
         (ee)     Year 2000 Compliant
         (ff)     Company Shares

                                       2

         (gg)     Disclosure
4.       Representations and Warranties of the Buyer
         (a)      Organization
         (b)      Capitalization
         (c)      Authorization of Transaction
         (d)      Noncontravention
         (e)      Brokers' Fees
         (f)      Continuity of Business Enterprise
         (g)      Disclosure
         (h)      SEC Documents
5.       Covenants
         (a)      General
         (b)      Notices and Consents
         (c)      Regulatory Matters and Approvals
         (d)      Operation of Business
         (e)      Full Access
         (f)      Notice of Developments
         (g)      Exclusivity
         (h)      Continuity of Business Enterprise
         (i)      Legend
         (j)      Registration Rights Agreement
6.       Conditions to Obligation to Close
         (a)      Conditions to Obligation of the Buyer
         (b)      Conditions to Obligation of the Company
7.       Termination
         (a)      Termination of Agreement
         (b)      Effect of Termination
8.       Post-Closing Covenants
         (a)      General
         (b)      Litigation Support
         (c)      Transition
         (d)      Confidentiality
         (e)      Covenant Not to Compete
         (f)      Survival of Representations and Warranties
         (g)      Indemnification Provisions for Benefit of the Buyer
         (h)      Indemnification Provisions for Benefit of the  Shareholder
         (i)      Matters Involving Third Parties
         (j)      Other Indemnification Provisions
9.       Additional Agreements
         (a)      Escrow Fund
         (b)      Liquidation of the Company
10.      Miscellaneous
         (a) Press Releases and Public Announcements
         (b) No Third Party  Beneficiaries
         (c) Entire Agreement

                                       3

         (d) Succession and Assignment
         (e) Counterparts
         (f) Headings
         (g) Notices
         (h) Governing Law
         (i) Dispute Resolution
         (j) Amendments and Waivers
         (k) Severability
         (l) Expenses
         (m) Construction
         (n) Incorporation of Exhibits and Schedules
         Exhibit A--Certificate of Merger
         Exhibit B--Articles of Merger
         Exhibit C--Third-Parties
         Exhibit D--Lock-Up Agreement
         Exhibit E--Permitted Transferees
         Exhibit F--Financial Statements
         Exhibit G--Registration Rights Agreement
         Exhibit H--Form of Opinion of Counsel to the Company
         Exhibit I--Shareholder Personal Guarantees
         Exhibit J--Form of Opinion of Counsel to the Buyer
         Exhibit K--Form of Escrow Agreement
         Exhibit L--Accounts Receivable
         Exhibit M--Litigation
         Exhibit N--Pre-Closing Transactions
         Disclosure Schedule--Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 11th day of June, 1999 by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation d/b/a RMI.NET (the "Buyer"), IDEALDIAL CORPORATION, a Colorado corporation (the "Company"), and Michael Payne ("Shareholder"). The Buyer, the Company and the Shareholder are referred to collectively herein as the "Parties".

         This Agreement contemplates a tax-free merger of the Company with and into the Buyer in a reorganization pursuant to Code Section 368(a)(1)(A). The Shareholder will receive capital stock in the Buyer in exchange for the capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

         "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 9(b)(i) below.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "AGREEMENT" has the mean set forth in the preface above.

         "ARTICLES OF MERGER" has the meaning set forth in Section 2(c) below.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 3(h) below.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SEC FILINGS" has the meaning set forth in Section 3(dd) below.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c) below.

         "CLOSING" has the meaning set forth in Section 2(b) below.

         "CLOSING DATE" has the meaning set forth in Section 2(b) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLORADO BUSINESS CORPORATION ACT" means the Business Corporation Act of the State of Colorado, as amended.

         "COMPANY" has the meaning set forth in the preface above.

         "COMPANY SHARE" means any share of the Common Stock, $.01 par value per share, of the Company.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

         "CONVERSION RATIO" has the meaning set forth in Section 2(d)(v) below.

         "CURRENT ASSETS" means cash, investments, inventory, current accounts receivable for customer accounts (with balances of ninety (90) days or less), and prepaid expenses generated in the Ordinary Course of Business, as reflected on the balance sheet of the Most Recent Financial Statements.

         "CURRENT LIABILITIES" means accounts payable, accrued expenses, accrued but unpaid taxes, deferred revenues, unearned income, and other current Liabilities (except the current portion of any bank debt) incurred in the Ordinary Course of Business, as reflected on the balance sheet of the Most Recent Financial Statements.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg. Section 1.1502-13.

         "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an

Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ESCROW AGENT" has the meaning set forth in Section 2(d)(viii) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9(a) below.

         "ESCROW FUND" has the meaning set forth in Section 9(a) below.

         "ESCROW SHARES" has the meaning set forth in Section 2(d)(viii) below.

         "ESCROW TERM" has the meaning set forth in Section (d)(viii) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE AGENT" has the meaning set forth in Section 2(e) below.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal
Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Company and to conduct its business as it is currently conducted.

         "FINANCIAL STATEMENTS" have the meaning set forth in Section 3(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(i)(i) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(i)(i) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LITIGATION" has the meaning set forth in Section 9(b)(ii) below.

         "LOCK-UP AGREEMENT" has the meaning set forth in Section 2(d)(ix).

         "LOCK-UP PERIOD" has the meaning set forth in Section 2(d)(ix).

         "LOCK-UP SHARES" has the meaning set forth in Section 2(d)(ix).

         "LONG-TERM LIABILITIES" means any term loans (bank debt, lines of credit, and other Liabilities, including any current portion thereof), capital leases, operating leases and other Liabilities, regardless of whether reflected on the balance sheet of the Most Recent Financial Statements.

         "MERGER" has the meaning set forth in Section 2(a) below.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

         "MULTIEMPLOYEE PLAN" has the meaning set forth in ERISA Section
3(37).

         "NET WORKING CAPITAL" means the difference between the Company's Current Assets and its Current Liabilities.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRE-CLOSING TRANSACTIONS" has the meaning set forth in Section 9(b)(iii) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(d)(v) below.

         "RECURRING REVENUE RATE" means the recurring revenue rate of the Company for the Most Recent Fiscal Month End, as determined by accrual based accounting procedures in accordance with GAAP.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 5(k) below.

         "REQUISITE COMPANY'S SHAREHOLDER APPROVAL" means the affirmative vote of the Shareholder in favor of this Agreement and the Merger.

         "SEC" means the Securities and Exchange Commission.

         "SEC DOCUMENTS" has the meaning set forth in Section 4(g) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SHAREHOLDER" has the meaning set forth in the preface above.

         "SHAREHOLDER PERSONAL GUARANTEES" has the meaning set forth in
Section 6(a)(xi) below.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Company and to conduct its business as it is currently conducted.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund or information returns or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8(i)(i) below.

         2. BASIC TRANSACTION.

         (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Company will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rocky Mountain Internet, Inc., 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, commencing at 10:00 a.m. local time on the earlier of (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) June 11, 1999 (the "Closing Date"); PROVIDED, HOWEVER, that such Closing Date may be further extended upon mutual agreement of the Parties.

         (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company and the Shareholder will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below,

(ii) the Buyer will deliver to the Company and the Shareholder the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) the Buyer and the Company will file with the (A) Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (B) file with the Secretary of State of the State of Colorado Articles of Merger in the form attached hereto as Exhibit B (the "Articles of Merger") and (iv) the Buyer will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing the Buyer Shares issued in the Merger.

         (d) EFFECT OF MERGER.

                  (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Company file (a) the Certificate of Merger with the Secretary of State of the State of Delaware, and (b) the Articles of Merger with the Secretary of State of the State of Colorado. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Colorado Business Corporations Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Company in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

                  (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

                  (iv) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

                  (v) CONVERSION OF COMPANY SHARES. At the Closing, each Company Share shall be converted into the right to receive the number of the Buyer Shares equal to two million, eight hundred thousand and no/100ths dollars ($2,800,000) (the "Purchase Price") divided by the average closing price per share of the Buyer Shares for the ten (10) day period ending on the day prior to the Closing Date (the "Closing Market Price") divided by the number of the Company Shares outstanding (the ratio of Buyer Shares to Company Shares is referred to herein as the "Conversion Ratio"); PROVIDED, HOWEVER, that the Conversion Ratio shall be subject to adjustment in the event of any adjustment in the Purchase Price as contemplated under Section 2(d)(vi) below, or any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time.

                  (vi) ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price set forth in Section 2(d)(v) above is based upon a Recurring Revenue Rate of seven hundred thousand and no/100ths dollars ($700,000.00) and the status of the Company's Net Working Capital and Long Term Liabilities. The Purchase Price is subject to adjustment as follows:

                           (A) In the event that the Recurring Revenue Rate
                  exceeds or is less than seven hundred thousand and no/100ths dollars ($700,000.00), the Purchase Price shall be increased or reduced, whichever may be the case, by four dollars ($4.00) for each dollar that the Recurring Revenue Rate exceeds or is less than such amount;

                           (B) In the event that the Company's Net Working
                  Capital is positive or negative, whichever may be the case, [subject to a $350,000 Net Working Capital allowance], the Purchase Price shall be increased or reduced dollar for dollar in an amount equal to the positive or negative Net Working Capital; and

                           (C) The Purchase Price shall be reduced dollar for
                  dollar by the amount equal to the difference of any Long Term Liabilities assumed by the Buyer at the Closing less reserves held by the third-parties listed on Exhibit C attached hereto.

                  In the event of any adjustment to the Purchase Price, under this Section 2(d)(vi), the Conversion Ratio shall be adjusted accordingly.

                  (vii) BUYER SHARES. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding. Fifty percent (50%) of the Buyer's Shares to be issued in connection with the Merger will be unregistered under the Securities Act and state securities laws and "restricted securities", as defined in Rule 144 of the Securities Act, when issued. Such Buyer Shares shall be registered under the Securities Act by the Buyer within the time frames delineated in Section 2(d)(viii) and 2(d)(ix) below.

                  (viii) ESCROW OF BUYER SHARES. At and as of the Effective Time, to secure its obligations under Section 8 below, and as more fully described in Section 9 below, the Company shall deposit with an escrow agent (the "Escrow Agent") that number of the Buyer Shares equal to fifteen percent (15%) of the Buyer Shares payable to the Company hereunder (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow for eighteen (18) months after the Effective Time (the "Escrow Term"). The Escrow Shares shall be registered under the Securities Act on or prior to the expiration of the Escrow Term pursuant to the Registration Rights Agreement. Such Escrow Shares shall be included in the Buyer Shares described in Section 2(d)(vii) above.

                  (ix) LOCK-UP OF BUYER SHARES. That number of the Buyer Shares equal to thirty-five percent (35%) of the Buyer Shares payable to the Company hereunder (the "Lock-Up Shares") shall be subject to a lock-up agreement, in the form attached hereto as Exhibit D (the "Lock-Up Agreement"), prohibiting the sale or other disposition of such Buyer Shares for twelve (12) months after the Effective Time (the "Lock-Up Period"); PROVIDED, HOWEVER, that the Shareholder may transfer a portion of the Buyer Shares to the persons set forth on Exhibit E attached hereto if such persons agree to execute the Lock-Up Agreement. The Lock-Up Shares shall be registered under the Securities Act by the Buyer on or prior to expiration of the Lock-Up Period. Such Lock-Up Shares shall be included in the Buyer Shares described in Section 2(d)(vii) above.

         (e) PROCEDURE FOR PAYMENT.

                  (i) Subject to Section (d) above, immediately after the Effective Time, (A) the Buyer will furnish to American Securities Transfer & Trust, Inc. (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Company Shares and (B) the Buyer will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates which represented his/her or its Company Shares in exchange for a certificate representing the number of Buyer Shares to which he/she or it is entitled.

                  (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Company Shares until the holder surrenders for exchange his/her or its certificates which represented Company Shares. The Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer will cause the Exchange Agent to make prompt payment of any cash the Exchange Agent receives from the Buyer as a dividend or distribution to the holders of outstanding Company Shares as necessary. In no event, however, will any holder of outstanding Company Shares be entitled to any interest or earnings on any dividend or distribution pending receipt of the Buyer Shares.

                  (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and any dividends and distributions thereon remaining unclaimed one hundred and eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding Company Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he/she or it is entitled upon surrender of his/her or its certificates.

                  (iv) The Buyer and the Company shall bear all charges and expenses of the Exchange Agent equally.

         (f) CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER. Each of the Company and the Shareholder represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 14,000,000 Company Shares, of which 12,467,000 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

         (c) SUBSIDIARIES. The Company does not now have, nor has it ever had, any Subsidiaries.

         (d) AUTHORIZATION OF TRANSACTION. The Company has full corporate power and authority, and the Shareholder has full individual power and authority, to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Company and of the Shareholder, enforceable in accordance with its terms and conditions, except: (a) as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (e) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Company or the Shareholder is subject, or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either the Company or the Shareholder is a party or by which it or they are bound or to which any of its or their assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where such conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Delaware General Corporation Law, the Colorado Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Company nor the Shareholder need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than notices or filings that have been made, authorizations, consents or approvals that have been obtained, or where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a material adverse effect on the financial condition of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit F are the following financial statements (collectively the "Financial Statements") of the Company: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997 and 1998 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the month ended April 30, 1999 (the "Most Recent Fiscal Month End") for the Company (collectively, the "Most Recent Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole.

         (h) UNDISCLOSED LIABILITIES. The Company has no Liability except for
(i) Liabilities set forth on the face of the balance sheet dated as of the Most Recent Financial Statements, or (ii) Liabilities which have arisen after the date of the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) (collectively the "Assumed Liabilities").

         (i) LEGAL COMPLIANCE. The Company, and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where failure to comply would not have a material adverse effect upon the financial condition of the Company.

         (j) FINDER FEES. The Company has employed Paul Davis as a finder in connection with the transactions contemplated by this Agreement. The Buyer shall be responsible for the payment of any fees or commissions to such finder pursuant to an agreement previously executed with such finder.

         (k) CONTINUITY OF INTEREST. The Shareholder has no present plan, intention, or arrangement to dispose of any of the Buyer Shares received in the Merger to persons related to Buyer (as defined in paragraph (e)(3) of Reg. Section 1:368-1).

         (l) TITLE TO ASSETS. Except as reflected otherwise on the Most Recent Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements.

         (m) REAL PROPERTY. The Company does not own any interest in any real property. Section 3(m) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(m) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(m) of the Disclosure Schedule:

                           (i) the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           (ii) the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           (iii) no party to the lease or sublease is in breach
                  or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the lease or sublease has repudiated
                   any provision thereof;

                           (v) there are no disputes, oral agreements, or
                  forbearance programs in effect
                  as to the lease or sublease;

                           (vi) with respect to each sublease, the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (vii) the Company has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (viii) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           (ix) all facilities leased or subleased thereunder
                  are supplied with utilities and other services necessary for the operation of said facilities.

         (n) INTELLECTUAL PROPERTY.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or currently used in the operation of the business of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. The Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company and the Shareholder, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

                  (iii) Section 3(n)(iii) of the Disclosure Schedule identifies each patent, trademark, tradename, service mark, or other registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Buyer correct and complete copies of all such patents, trademarks, tradenames, services marks, and other registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified in Section 3(n)(iii) of the Disclosure
         Schedule:

                           (A) the Company possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) the Company has not agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 3(n)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(n)(iv) of the Disclosure Schedule.

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party to the license, sublicense, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) the Company has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  (v) The Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

         (o) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         (p) INVENTORY. The inventory of the Company consists of equipment, raw materials, supplies, parts, and goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and a material portion of which is neither obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (q) CONTRACTS. Section 3(q) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 annually;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of equipment, raw materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $10,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement involving the Shareholder;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

         The Company has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(q) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(q) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement, except where the illegality, invalidity, non-binding nature, unenforceability, failure to be in full force and effect, breach, default, termination, modification, acceleration or repudiation would not have a material adverse effect on the financial condition of the Company.

         (r) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and to the Knowledge of the Company and the Shareholders, will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (s) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         (t) INSURANCE. Section 3(t) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since Company's incorporation:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 3(t) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company.

         (u) LITIGATION. Except as set forth in Section 3(u) of the Disclosure Statement, the Company is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, nor is it a party or, to the Knowledge of the Company and the Shareholder, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Company and the Shareholder do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (v) WARRANTIES. Each product or service, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product or service, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the (containing applicable guaranty, warranty, and indemnity provisions).

         (w) EMPLOYEES. To the Knowledge of the Company and the Shareholder, no executive, key employee, or group of employees, has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. The Company and the Shareholder have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (x) EMPLOYEE BENEFITS. The Company has no Employee Benefit Plan that it maintains or to which it contributes, nor does it have any obligation to contribute to any Employee Benefit Plan.

         (y) TAX MATTERS.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party.

                  (iii) The Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company or the Shareholder have Knowledge based upon personal contact with any agent of such authority. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company covering calendar years 1995, 1996, 1997, and 1998.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet of the Most Recent Fiscal Month End (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

                   (vi) The Company has not filed a consent under Code Section 341(f). None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company
         (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return at any time during its existence, and (B) does not have Liability for the Taxes of any Person (other than any of the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vii) Section 3(j) of the Disclosure Schedule sets forth the following information with respect to each of the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

         (z) GUARANTIES. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (aa) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. The Company, and its predecessors and Affiliates, have complied and is in compliance with all Environmental, Health, and Safety Requirements, except where the failure to comply would not have a material adverse effect on the financial condition of the Company.

         (bb) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. The Company has all State PUC Authorizations and FCC Authorizations necessary and advisable for the conduct of its business as it is presently conducted, and as it is presently contemplated to be conducted after the Closing Date by the Buyer.

         (cc) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Neither the Shareholder, nor his Affiliates, has been involved in any material business arrangement or relationship with the Company and within the past twelve (12) months, and neither the Shareholder, nor his Affiliates, owns any material asset, tangible or intangible, which is used in the business of any of the Company, except as described in Section 3(cc) of the Disclosure Schedule.

         (dd) INVESTMENT. Each of the Company and the Shareholder understands that (i) certain of the Buyer Shares have not been registered, and will not be registered, under the Securities Act, or under any state securities laws, prior to the Closing Date, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) the Company is acquiring the Buyer Shares solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Shareholder); (iii) the Company and the Shareholder are sophisticated investors with knowledge and experience in business and financial matters; (iv) the Company and the Shareholder have received and reviewed the Buyer's most recent (A) annual report on Form 10-K, dated March 31, 1999, and (B) quarterly report on Form 10-Q, dated April 28, 1999 (the "Buyer SEC Filings") have had the opportunity to obtain such additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares; (v) the Company and the Shareholder are able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares; (vi) the Company and the Shareholder, together with their legal, tax and financial advisors have investigated the Buyer, and its business, and have negotiated the transactions contemplated herein, and have independently determined to enter into such transactions; and (vii) the Company and the Shareholder are Accredited Investors.

         (ee) YEAR 2000 COMPLIANT. The Company's products and internal systems, including hardware, software, firmware, telecommunications systems, management information systems and other systems, are year 2000 compliant so that such products and systems accurately process Date Data (including, but not limited to, calculating, comparing and sequencing) for, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap-year calculations. The term "Date Data" shall mean any data or input that includes an indication of or reference to date and that is stored information and internal to functionality.

         (ff) COMPANY SHARES. The Shareholder holds of record, is the sole beneficial owner of, and has good and marketable title to, the Company Shares delivered by the Shareholder to the Buyer pursuant to this Agreement, free and clear of any restrictions on transfer, Taxes, Security Interests, Liabilities, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims and demands. The Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

         (gg) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company and the Shareholder that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Section 4.

         (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 25,000,000 Buyer Shares, of which _______________ Buyer Shares are issued and outstanding and __________ Buyer Shares are held in treasury. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

         (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except: (a) as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) NONCONTRAVENTION. To the Knowledge of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Buyer, and other than in connection with the provisions of the Delaware General Corporation Law, the Colorado Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, other than notices or filings that have been made, authorizations, consents or approvals that have been obtained or where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a material adverse effect on the financial condition of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (e) BROKERS' FEES. Except as set forth in Section 3(j) above, the Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Company and its Subsidiaries could become liable or obligated.

         (f) CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of the Buyer to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

         (g) SEC DOCUMENTS. The Buyer has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) DISCLOSURE. This Agreement and the Exhibits and Schedules hereto do no contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) NOTICES AND CONSENTS. The Company will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(e) above.

         (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(e), Section 3(bb), and Section 4(d) above. Without limiting the generality of the foregoing, the Company will take the steps necessary to adopt this Agreement and approve the Merger in accordance with the Delaware General Corporation Law and the Colorado Business Corporation Act.

         (d) OPERATION OF BUSINESS. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) the Company will not authorize or effect any change in its articles of incorporation or bylaws;

                  (ii) the Company will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) the Company will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) the Company will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) the Company will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) the Company will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) the Company will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) the Company will not commit to do any of the foregoing.

         (e) FULL ACCESS. The Company and the Shareholder will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company.

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) EXCLUSIVITY. The Company will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the Buyer of all or substantially all of the capital stock or assets of the Company (including any Buyer structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that the Company, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Company shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) CONTINUITY OF BUSINESS ENTERPRISE. The Buyer will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

         (i) LEGEND. The Company and the Shareholder covenant and agree that fifty percent (50%) of the Buyer Shares will bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ROCKY MOUNTAIN INTERNET, INC. D/B/A RMI.NET.

         In addition, those Buyer Shares deposited in the Escrow Fund pursuant to Section 2(d)(viii) above and Section 9(a) below, shall also bear the following legend during the Escrow Period:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 11, 1999 BY AND AMONG ROCKY MOUNTAIN INTERNET, INC., IDEALDIAL CORPORATION, AND MICHAEL PAYNE.

         (j) REGISTRATION RIGHTS AGREEMENT. The Company shall agree, and upon any distribution of the Buyer Shares to the Shareholder, the Shareholder shall agree, to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit G (the "Registration Rights Agreement"), setting forth the terms of ownership of the Buyer Shares; PROVIDED, HOWEVER, that the Shareholder receiving the Buyer Shares shall not be entitled to any demand registration rights.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Company's Shareholder Approval;

                  (ii) the Company and the Shareholder shall have procured all of the third party consents specified in Section 5(b) above;

                  (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iv) the Company and the Shareholder shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of the Company, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi) the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 6(a)(i)-(v) is satisfied in all respects;

                  (vii) this Agreement and the Merger shall have received the requisite Buyer board of director approval;

                  (viii) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(c);

                  (ix) the Buyer shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing to the Company at least five (5) business days prior to the Closing;

                  (xi) the Buyer and the Seller shall have used their respective best efforts to obtain the release of the personal guarantees (or obligations as a co-maker) provided by the Shareholder relating to the Company's line of credit, equipment leases, and merchant accounts, as set forth in Exhibit I hereof (the "Shareholder Personal Guarantees"); and

                  (xii) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing. It is agreed that if the Buyer is informed in writing by the Shareholder or the Company at or before the time of Closing of any breach or non-fulfillment of any warranty, representation or covenant by the Shareholder or the Company or non-fulfillment of any condition, and the Buyer does not elect to terminate this Agreement and proceeds to consummate Closing hereunder, then the Buyer shall be deemed to have waived its rights with respect to the applicable warranty, representation, covenant, or condition.

         (b) CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SHAREHOLDER. The obligation of the Company and the Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Company and the Shareholder a certificate to the effect that each of the conditions specified above in Sections 6(b)(i)-(iii) is satisfied in all respects;

                  (v) this Agreement and the Merger shall have received the Requisite Company's Shareholder Approval;

                  (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 5(c) above;

                  (vii) the Company shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Company and the Shareholder, and dated as of the Closing Date;

                  (viii) the Buyer and the Seller shall have used their respective best efforts to obtain the release of the Shareholder Personal Guarantees as set forth in Exhibit I hereof; and

                  (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

         The Company and the Shareholder may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing. It is agreed that if either the Shareholder or the Company is informed in writing by the Buyer at or before the time of Closing of any breach or non-fulfillment of any warranty, representation or covenant by the Buyer or non-fulfillment of any condition, and the Shareholder and the Company do not elect to terminate this Agreement and proceeds to consummate Closing hereunder, then the Shareholder and the Company shall be deemed to have waived its rights with respect to the applicable warranty, representation, covenant or condition.

         7. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors as provided below:

                  (i) the Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company or the Shareholder have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 11, 1999 (or such later date as agreed upon by the Parties pursuant to Section 2(b) above), by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

                  (ii) the Company and the Shareholder may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 11, 1999 (or such later date as agreed upon by the Parties pursuant to Section 2(b) above), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) any Party may terminate this Agreement by giving written notice to the other Party at any time in the event this Agreement and the Merger fail to receive either the requisite Buyer board of director approval or the Requisite Company's Shareholder approval.

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7(a) above, the liability of any Party then in breach shall be agreed to be the amount of $125,000; PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 8(d) below shall survive any such termination.

         8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8(g) or Section (8)(h) below). The Shareholder acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8(g) or
Section 8(h) below).

         (c) TRANSITION. The Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Company prior to the Closing. The Shareholder will refer to the Buyer all customer inquiries relating to the businesses of the Buyer from and after the Closing.

         (d) CONFIDENTIALITY. The Shareholder will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that the Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Shareholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Shareholder may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Shareholder shall use his reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Shareholder will not (i) engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company conducts that business as of the Closing Date, or (ii) solicit any employees of the Company retained by the Buyer after the Closing Date; PROVIDED, HOWEVER, [that the Shareholder shall not be prohibited from participating in the business of Universal Communications Network, Inc.; PROVIDED FURTHER, that the Parties acknowledge that Mike Scata is leaving his employment with the Company and will be participating in the business of Universal Communications Network, Inc.]; and PROVIDED, FURTHER, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter (subject to any applicable statutes of limitations).

         (g) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (ii) In the event the Shareholder breaches (or in the event any third party alleges facts that, if true, would mean the Shareholder has breached) any of his representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Shareholder within such survival period, then the Shareholder agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (iii) The Shareholder agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company which is not reflected on the Most Recent Financial Statements (including any Liability of the Company that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any Environmental, Health, and Safety Requirements, for unpaid Taxes, or otherwise by operation of law);

                  (iv) The Shareholder agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company for Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Financial Statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns and (b) for the unpaid Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDER.

                  (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to
         Section 8(f) above, provided that the Shareholder makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Shareholder from and against the entirety of any Adverse Consequences the Shareholder may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Buyer agrees to indemnify the Shareholder from and against the entirety of any Adverse Consequences the Shareholder may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability assumed by the Buyer pursuant to the Merger reflected on the Most Recent Financial Statements and the Shareholder Personal Guarantees.

         (i) MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(i)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8(i).

         (j) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions set forth in Section 8(g), Section 8(h) and Section 8(i) above are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company, or the transactions contemplated by this Agreement. The Shareholder hereby agrees that he will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that he was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         (k) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of Section 8(g) through 8(j) above, neither Party shall be obligated to indemnify the other Party or Parties, as the case may be, from and against any Adverse Consequences (A) until such Party or Parties have suffered Adverse Consequences in excess of $10,000 in the aggregate (after which point, the Indemnifying Party or Parties will be obligated only to indemnify the indemnified Party or Parties from and against further Adverse Consequences) or (B) to the extent that such Adverse Consequences exceeds the Purchase Price; PROVIDED, HOWEVER, that any claims brought by a Party against another Party or Parties for fraud shall not be subject to the foregoing limitations.

         9.  ADDITIONAL AGREEMENTS.

         (a) ESCROW FUND. As security for the indemnity of the Buyer by the Company and the Shareholder provided for in Section 8 above, the Escrow Shares shall be registered in the name of the Shareholder, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the escrow agreement to be signed by all parties thereto (the "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment from the Shareholder. The form of the Escrow Agreement is attached hereto as Exhibit K.

         (b) POSSIBLE BENEFITS TO SHAREHOLDER. The Shareholder shall be entitled to the following:

                  (i) Following the Closing, the Shareholder shall be entitled to receive, and Buyer shall pay to the Shareholder, any revenue collected with respect to accounts receivable of the Company that are ninety (90) or more days old as of the Closing Date, as more particularly described on Exhibit L attached hereto (the "Accounts Receivable"). In connection herewith, the Shareholder shall have the right to make reasonable attempts to collect such Accounts Receivable, and shall have reasonable access to all files and records relating thereto.

                  (ii) The Shareholder shall be entitled to any and all monetary judgments awarded to the Company with respect to two (2) lawsuits currently pending to which the Company is a party, more particularly described on Exhibit M attached hereto (the "Litigation"). Other than as provided for in this subsection, the Buyer shall in no way have any Liability, obligation, or other responsibility with respect to the Litigation, whether to the Shareholder or to any of the parties to the Litigation.

                  (iii) Notwithstanding Section 5(e) hereof, the Shareholder may conclude certain transactions on behalf of the Company, as approved in writing by the Buyer, prior to the Closing Date (the "Pre-Closing Transactions"). A list of the Pre-Closing Transactions is set forth in Exhibit N hereto. In consideration therefor, the Buyer shall pay an amount equal to fifty percent (50%) of the average revenue rate for the Pre-Closing Transactions in April and May, 2000, multiplied by four
         (4). Such payment shall be made at the end of the twelve (12) month period following the Closing Date, and shall consist of registered shares of common stock of the Buyer based on the closing price per share of the Buyer's common stock for the ten (10) day period ending on the day prior to the first anniversary following the Closing Date.

         10.  MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in Section 2 above concerning issuance of the Buyer Shares are intended for the benefit of the Shareholder and (ii) the provisions in
Section 8 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE COMPANY:

         IdealDial Corp.
         910 15th Street, Fifth Floor
         Denver, Colorado  80202

         Attention:  Mr. Michael Payne

         COPY TO:

         Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
         950 17th Street, Suite 1600
         Denver, Colorado  80202
         Attention:  Mr. Douglas R. Wright, Esq.

         IF TO THE SHAREHOLDER:

         Michael Payne
         5601 South Steele Street
         Littleton, Colorado  80121

         COPY TO:

         Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
         950 17th Street, Suite 1600
         Denver, Colorado  80202
         Attention:  Mr. Douglas R. Wright, Esq.

         IF TO THE BUYER:

         Rocky Mountain Internet, Inc.
         999 18th Street, North Tower, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson

         COPIES TO:

         Rocky Mountain Internet, Inc.
         999 18th Street, North Tower, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Chris J. Melcher

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-2317
         Attention:  Mr. David R. Rudd

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (i) DISPUTE RESOLUTION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") then in effect. If the parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the parties to the Dispute. Unless the parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(i) above. The findings of the arbitrator(s) shall be final and binding on the parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the Party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators.

         (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to Shareholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Colorado Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

         ROCKY MOUNTAIN INTERNET, INC.
         D/B/A RMI.NET

         By:
             ---------------------------
         Its:     Douglas H. Hanson
                  Chairman and Chief Executive Officer

         IDEALDIAL CORPORATION

         By:
             ---------------------------
         Its:
             ---------------------------


         Title:
               -------------------------

         SHAREHOLDER:



         -------------------------------------
         MICHAEL PAYNE